UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2025

C2 Blockchain,Inc.

(Exact name of registrant as specified in its charter)

NV	000-56340	87-2645378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 SE 3rd Avenue, #130
Miami, Florida

(Address of principal executive offices)

888-437-3432

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

References to “the Company” and “C2 Blockchain” herein refer to C2 Blockchain, Inc.

Safe Harbor Statement

Statements contained in this Form 8-K that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Registrant’s actual results could differ materially from those projected in such forward-looking statements. The Registrant does not assume any obligations to update any of the forward-looking statements contained in this Form 8-K to reflect events that occur or circumstances that exist after the date on which they were made.

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2025, C2 Blockchain, Inc. and CoinEdge Inc. (“CoinEdge”), a Florida corporation entered into a non-binding Shareholder Agreement (“Agreement”) outlining the Company's intent of investment into CoinEdge including shareholder rights. Under the terms of the Agreement, the Company intends to invest $100,000 USD in CoinEdge in exchange for a 10% equity stake. The Company intends to consummate the Agreement within the coming months.

Upon payment under the terms of the Shareholder Agreement, the Company will file a Form 8-K disclosing consummation of the Agreement and any amended terms and conditions.

The Company’s ownership stake will entitle it to proportional voting rights in shareholder matters but will not grant rights to profit distributions, intellectual property, or operational control unless explicitly agreed upon in writing by CoinEdge. CoinEdge will retain full control over its business operations, management, and decision-making authority.

CoinEdge will be responsible for the development, launch, and operation of its cryptocurrency lending and financial services platform. The Company’s approval will be required only for certain major transactions, including any merger, acquisition, or sale resulting in a change of control, as well as any equity dilution affecting its 10% ownership stake.

The Company will not have rights to participate in the day-to-day management of CoinEdge and will not hold a board seat or executive authority. However, CoinEdge is required to provide quarterly financial reports detailing revenue, expenses, and balance sheet summaries.

All intellectual property, technology, and proprietary assets developed under the business will remain solely owned by CoinEdge. The Company will have no rights to CoinEdge’s intellectual property, patents, trademarks, software, or trade secrets.

If the Company wishes to exit its investment, CoinEdge will hold the exclusive first right to repurchase the Company’s shares at fair market value before any third party is considered. Additionally, the Company will be restricted from engaging in, funding, or supporting any competing cryptocurrency lending, investment, or financial services business for three years following its exit.

Any disputes arising from the agreement will be resolved through binding arbitration in Miami, Florida, and the agreement will be governed by Florida law. The Company and CoinEdge will maintain full financial and legal independence, and neither party will be responsible for the debts, liabilities, or obligations of the other.

Item 5.06 Change in Shell Company Status

On January 23, 2025, the Company was issued a Notice of Qualification by the Securities and Exchange Commission (the “Commission”) of its offering statement on Form 1-A and ceased to be a “shell company” as defined under Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Shareholder Agreement (1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2 Blockchain, Inc.

Dated: March 25, 2025

By: /s/ Levi Jacobson

Levi Jacobson

Chief Executive Officer